Exhibit 99.7

IMPERVA, INC.

SEVERANCE PLAN

The Company has adopted this Imperva, Inc. Severance Plan (this “Plan”) for the benefit of certain employees of the Company and its Affiliates, on the terms and conditions set forth in this Plan.

1.	DEFINITIONS.

Unless defined elsewhere in this Plan, the following terms shall have the definitions set forth below:

a.	“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

b.	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

c.	“Board” means the Board of Directors of the Company.

d.	“Cause” means the occurrence of any of the following:

i.	any willful, material violation by the Eligible Employee of any law or regulation applicable to the business of the Company, the Eligible Employee’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Eligible Employee of a common law fraud;

ii.	the Eligible Employee’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company;

iii.	any material breach by the Eligible Employee of any provision of any agreement or understanding between the Company and the Eligible Employee regarding the terms of the Eligible Employee’s service as an employee, officer, director or consultant to the Company, including without limitation the willful and continued failure or refusal of the Eligible Employee to perform the material duties required of such Eligible Employee as an employee, officer, director or consultant of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company and the Eligible Employee;

iv.	the Eligible Employee’s disregard of the policies of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company;

v.	failure by the Eligible Employee to substantially perform, or gross negligence in the performance of the Eligible Employee’s duties after there has been delivered to the Eligible Employee written demand for performance which describes the specific deficiencies in the Eligible Employee’s performance and the specific manner in which performance must be improved, and which provides thirty (30) days from the date of notice to remedy performance deficiencies subject to remedy; or

vi.	any other misconduct by the Eligible Employee which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

e.	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

i.	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or “group” (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of the applicable securities referred to herein) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities;

ii.	the consummation of the sale or other disposition by the Company of all or substantially all of the Company’s assets; or

iii.	the consummation of a merger, reorganization, consolidation or similar transaction or series of related transactions of the Company with any other corporation, other than a merger, reorganization, consolidation or similar transaction (or series of related transactions) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least a majority of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, reorganization, consolidation or similar transaction (or series of related transactions).

f.	“Change in Control Plan” means the Imperva, Inc. Change in Control Plan, adopted February 8, 2012, as may be amended from time to time.

g.	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

h.	“Company” means Imperva, Inc., a Delaware corporation, or any successors thereto.

i.	“Disability” means long-term disability under the terms of the Employer’s long-term disability plan, as then in effect.

j.	“Effective Date” means the date employment commences for Christopher Hylen serving as Chief Executive Officer of the Company.

k.	“Eligible Employee” means any employee of the Company who (i) is an executive officer of the Company (as defined in Rule 3b-7 promulgated under the Exchange Act) or has been approved as a participant in this Plan by the Board or the Compensation Committee and (ii) has signed and provided to the Company a Notice of Participation; provided that neither Anthony Bettencourt nor Christopher Hylen shall be an Eligible Employee.

l.	“Employer” means the Company or any of its Affiliates that is an employer of an Eligible Employee.

m.	Equity Award” means stock options, restricted stock, restricted stock units, stock appreciation rights and other similar equity-based awards, in each case whether settled in stock, cash or otherwise, which are granted to an Eligible Employee under the Imperva, Inc. 2011 Stock Option and Incentive Plan, the Imperva, Inc. 2003 Stock Option Plan and any other equity-based incentive plan or arrangement adopted or assumed by the Company, and any future equity-based incentive plan or arrangement adopted or assumed by the Company.

n.	“ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

o.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

p.	“Good Reason” means the occurrence, without the affected Eligible Employee’s written consent, of any of the following:

i.	a material diminution in the Eligible Employee’s annual base salary, annual bonus opportunity, or long-term incentive opportunity;

ii.	any action or inaction that constitutes a material breach by the Company of this Plan; or

iii.	a material change (defined for this purpose to mean a change greater than 30 miles from the Eligible Employee’s current principal place of employment) in the geographic location of the Eligible Employee’s principal place of employment.

Notwithstanding the foregoing, Good Reason shall exist only if the following conditions are met: (A) the Eligible Employee gives the Employer written notice, pursuant to Section 5(h), of his or her intention to terminate employment with the Employer for Good Reason; (B) such notice is delivered to the Employer within ninety (90) days of the initial existence of the condition giving rise to the right to terminate for Good Reason, and at least thirty (30) days in advance of the date of termination; and (C) the Employer fails to cure the alleged Good Reason prior to the Eligible Employee’s termination.

q.	“Plan” means the Imperva, Inc. Severance Plan, as set forth herein (including Appendix I and the Notice of Participation), as it may be amended from time to time.

r.	“Plan Administrator” means the person or persons appointed from time to time by the Board which appointment may be revoked at any time by the Board. If no Plan Administrator has been appointed by the Board (or if the Plan Administrator has been removed by the Board and no new Plan Administrator has been appointed by the Board), the Compensation Committee of the Board shall be the Plan Administrator.

s.	A “Potential Change in Control” shall be deemed to have occurred if the Company enters into a definitive agreement, and the transactions contemplated by such agreement if consummated would result in a Change in Control.

t.	“Potential Change in Control Period” means the period of time beginning on the date the definitive agreement contemplated in a Potential Change in Control is executed and ending on either the date that such Change in Control is consummated or the date of termination of the agreement that constituted the Potential Change in Control.

u.	“Severance Agreement and Release” means the written separation agreement and release substantially in the form attached hereto as Appendix I.

v.	“Severance Date” means the effective date on which an Eligible Employee’s employment by the Employer terminates due to a Termination as specified in a prior written notice by the Company or the Eligible Employee, as the case may be, delivered to the other pursuant to Section 5(h).

w.	“Severance Payment” means the payment determined pursuant to Section 2(a).

x.	“Severed Employee” is an Eligible Employee once he or she incurs a Termination. An Eligible Employee whose termination occurs on account of death or Disability shall not be a Severed Employee.

y.	“Termination” means a termination of an Eligible Employee’s employment with the Employer by the Employer without Cause or by the Eligible Employee for Good Reason.

2.	SEVERANCE PAYMENT; BENEFITS.

a.	Each Eligible Employee who incurs a Termination shall be entitled, subject to the timely execution, return and non-revocation of the Severance Agreement and Release, to receive from the Company, subject to the conditions set forth in Sections 2(d) and 3(d), a cash payment equal to such Eligible Employee’s annual base salary as in effect immediately prior to the Severance Date. For purposes of this Section 2(a), annual base salary shall be the amount in effect immediately prior to the Severance Date without regard to any reductions therein which constitute Good Reason. The Severance Payment shall be paid to a Severed Employee in a cash lump sum within sixty (60) days of the Severance Date subject to the requirements of Sections 2(d) and 3(d).

b.	Subject to the conditions set forth in Sections 2(d) and 3(d), in the event an Eligible Employee incurs a Termination, on the Severance Date:

i.	Each of Eligible Employee’s then-outstanding unvested Equity Awards that (x) are subject solely to time-based vesting or (y) were subject to performance criteria for which the applicable performance period has been completed and the level of performance has been determined as of the Termination pursuant to the terms of the applicable performance-based equity award agreement and that remain subject to time-based vesting, shall accelerate and become vested and exercisable or settled as if the Eligible Employee had continued in service for an additional twelve (12) months following Termination.

ii.	With respect to Eligible Employee’s Equity Awards that are subject to performance criteria for which the applicable performance period is on-going as of the Termination, the number of shares eligible to vest over time will be the target level of achievement of such Equity Award (the “Achieved Performance Awards”). Such number of shares subject to the Achieved Performance Awards shall accelerate and become vested and exercisable or settled as if Eligible Employee had continued in service for an additional twelve (12) months following Termination.

iii.	Notwithstanding the foregoing, if an Eligible Employee participates in the Change in Control Plan, any unvested Equity Awards that would otherwise forfeit upon the Severed Employee’s Termination, shall remain outstanding until the end of any Potential Change in Control Period (provided that in no event will the Equity Awards remain outstanding beyond the expiration of the Equity Award’s maximum term) to permit the acceleration described in the Change in Control Plan. In the event that a Change in Control is not completed by the end of the Potential Change in Control Period, any unvested portion of the Equity Awards will cease to vest and will be automatically forfeited without having vested.

iv.	In the case of an Equity Award consisting of a stock option or stock appreciation right, such stock option or stock appreciation right, to the extent vested as of the Severance Date (after giving effect to the accelerated vesting provisions in Section 2(b)(i), (ii) and (iii) above), shall continue to be exercisable for a period of twelve (12) months from the Severance Date (or such longer period as may be prescribed in the plan or agreement governing such option), but in no event later than the expiration date of such option or stock appreciation right.

v.	In the case of an Equity Award consisting of restricted stock, the Company shall remove any restrictions (other than restrictions required by Federal securities law) or conditions in respect of the restricted stock vested on or before the Severance Date (after giving effect to the accelerated vesting provisions in Section 2(b)(i), (ii) and (iii) above).

vi.	In the case of an Equity Award consisting of restricted stock units, the Company shall remove any restrictions (other than restrictions required by Federal securities law) or conditions in respect of the restricted stock units vested on or before the Severance Date (after giving effect to the accelerated vesting provisions in Section 2(b)(i), (ii) and (iii) above), but any such restricted stock unit shall be settled in accordance with its terms, and in no event shall such settlement occur later than two and one-half (2- 1⁄2) months after the end of the calendar year in which the Termination occurs.

c.

Subject to the conditions set forth in Sections 2(d) and 3(d), in the event an Eligible Employee incurs a Termination, and provided that the Eligible Employee timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall reimburse the Eligible Employee for the COBRA premiums of such Eligible Employee’s group medical, dental and vision coverage (including coverage for the Eligible Employee’s eligible dependents who were covered as of the Severance Date), commencing on the date immediately following such Eligible Employee’s Severance Date and continuing for the period set forth in the last sentence of this Section 2(c) (the “Continuation Period”). Such COBRA premium payments shall continue for the duration of the Continuation Period; provided, however, that no such COBRA premium payments shall be made following an event which terminates the Eligible Employee’s continuation coverage under COBRA, including, but not limited to, the Eligible Employee’s coverage by a medical, dental or vision insurance plan of a subsequent employer. Each Eligible Employee shall be required to notify the Company immediately if the Eligible Employee becomes covered by a medical, dental or vision insurance plan of a subsequent employer or otherwise becomes ineligible for COBRA continuation coverage. The Employer will provide benefits under this Section 2(c) for twelve (12) months from the Severance Date. Notwithstanding the above, if the Company determines in its sole discretion that it cannot provide the foregoing COBRA benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof provide to the Eligible Employee a taxable monthly payment (which shall not be grossed up for applicable income and employment taxes) in an amount equal to the monthly COBRA premium that the Eligible Employee would be required to pay to continue group health coverage in effect on the date of Termination, which payments shall be made regardless of whether the Eligible Employee elects COBRA continuation coverage and such payment shall end on the earlier of (x) an event that terminates the Eligible Employee’s continuation coverage under COBRA (including, but not limited to, the Eligible Employee’s coverage by a medical, dental or vision insurance plan of a subsequent employer) and (y) the last day of the twelfth calendar month following the Severance Date.

At the conclusion of the Continuation Period, the Eligible Employee shall be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA continuation period. For purposes of this Section 2(c), applicable premiums that will be paid by the Company during the Continuation Period shall not include any amounts payable by the Eligible Employee under a Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

d.	No Severed Employee shall be eligible to receive a Severance Payment, equity vesting or other benefits under the Plan unless he or she first timely executes, returns to the Company and does not revoke the Severance Agreement and Release, with such Severance Agreement and Reason becoming effective, in accordance with the requirements of Section 3(d).

e.	An Employer shall be entitled to withhold from amounts paid to the Severed Employee hereunder any U.S. or foreign federal, state or local withholding or other taxes or charges which it is from time to time reasonably believes it is required to withhold.

f.	A Severed Employee shall not be required to mitigate the amount of any payment provided for in this Plan by seeking other employment or otherwise, nor, except as otherwise provided in Section 2(c), shall the amount of any payment or benefit provided for in this Plan be reduced by any compensation earned by such a Severed Employee as a result of employment by another employer after the Severance Date or otherwise.

g.

In the event that the benefits provided for in this Plan or otherwise payable to the Eligible Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 2(g), would be subject to the excise tax imposed by Section 4999 of the Code, then the Eligible Employee’s benefits under this Plan shall be payable either (i) in full, or (ii) as to such lesser amount which would result in no portion of such benefits being subject to the excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Eligible

Employee on an after-tax basis, of the greatest amount of benefits Agreement, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Any reduction shall be made in the following manner: first a pro rata reduction of (i) cash payments subject to Section 409A of the Code as deferred compensation and (ii) cash payments not subject to Section 409A of the Code, and second a pro rata cancellation of (i) equity-based compensation subject to Section 409A of the Code as deferred compensation and (ii) equity-based compensation not subject to Section 409A of the Code. Reduction in either cash payments or equity compensation benefits shall be made pro rata between and among benefits which are subject to Section 409A of the Code and benefits which are exempt from Section 409A of the Code. Unless the Company and the Eligible Employee otherwise agree in writing, all determinations required to be made under this Section 2(g), including the manner and amount of any reduction in the Eligible Employee’s benefits under this Section 2(g), and the assumptions to be used in arriving at such determinations, shall be made in writing in good faith by an accounting firm reasonably selected by the Company (the “Accountants”). For the purposes of making the calculations required under this Section 2(g), the Accountants may make reasonable assumptions and approximations concerning the application of Sections 280G and 4999 of the Code. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 2(g).

3.	PLAN ADMINISTRATION.

a.	The Plan Administrator shall administer the Plan and shall have the full, discretionary authority to (i) construe and interpret the Plan, (ii) adopt amendments to the Plan which are deemed necessary or desirable to bring the Plan in compliance with all applicable laws and regulations, including without limitation Section 409A of the Code and the regulations thereunder, (iii) prescribe, amend and rescind rules and regulations necessary or desirable for the proper and effective administration of this Plan, (iv) prescribe, amend, modify and waive the various forms and documents to be used in connection with the operation of this Plan and also the times for giving any notice required by this Plan, (v) settle and determine any controversies and disputes as to rights and benefits under this Plan, (vi) decide any questions of fact arising under this Plan and (vii) make all other determinations necessary or advisable for the administration of this Plan, subject to all of the provisions of this Plan, and any such determinations shall be final.

b.	The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

c.

The Plan Administrator is empowered, on behalf of this Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under this Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under this Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of this Plan. All reasonable expenses thereof shall be borne by the Employer.

d.	The Plan Administrator shall promptly provide the Severance Agreement and Release to an Eligible Employee who becomes eligible for a payment and benefits under Section 2 and shall require an executed Severance Agreement and Release to be returned to the Company within no more than forty-five (45) days (or such shorter time period as the Plan Administrator may impose, subject to compliance with applicable law) from the date the Eligible Employee receives the Severance Agreement and Release. If the Eligible Employee does not execute and return the Severance Agreement and Release to the Plan Administrator within the specified time period, with such Severance Agreement and Release becoming effective, he or she will not be entitled to any payments or benefits under this Plan.

4.	PLAN TERMINATION AND MODIFICATION.

a.	This Plan shall terminate on the earlier to occur of (i) the closing of a Change in Control or (ii) one (1) year following the Effective Date of the Plan (the “Plan Expiration Date”); provided that in no event may the Plan be terminated with respect to a Severed Employee whose Termination occurred prior to the earlier of such dates.

b.	Notwithstanding anything to the contrary herein, this Plan does not supersede, modify or impose additional requirements or restrictions on the Change in Control Plan or with regard to an Eligible Employee who participates in such Change in Control Plan; provided, however, that nothing in this Plan or the Change in Control Plan shall require Imperva to provide any duplicate payments.

c.

To the extent (a) any payments or benefits to which Eligible Employee becomes entitled under this Plan, or under any agreement or plan referenced herein, in connection with Employee’s Termination constitute deferred compensation subject to Section 409A of the Code and (b) the Eligible Employee is deemed at the time of such termination of employment to be a “specified employee” under Section 409A of the Code, then such payments shall not be made or commence until the earliest of (i) the expiration of the six (6) month period measured from the date of Employee’s “separation from service” (as such term is at the time defined in Treasury Regulations under Section 409A of the Code) from the Company; or (ii) the date of the Eligible Employee’s death following such separation from service; provided, however, that such deferral shall be effected only to the extent required to avoid adverse tax treatment to the Eligible Employee, including without limitation the additional twenty percent (20%) tax for which the Eligible Employee would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to the Eligible Employee or the Eligible Employee’s beneficiary in one lump sum (without interest). Any termination of the Eligible Employee’s employment is intended to constitute a “separation from service” as such term is defined in Treasury Regulation Section 1.409A-1. It is intended that each installment of the payments provided hereunder, if any, constitute separate “payments” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). It is further intended that payments hereunder satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code (and any state law of similar effect) provided under Treasury Regulation Section 1.409A-1(b)(4) (as a “short-term deferral”).

5.	GENERAL PROVISIONS.

a.	Except as otherwise provided herein or by law, no right or interest of any Eligible Employee under this Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Eligible Employee under this Plan shall be liable for, or subject to, any obligation or liability of such Eligible Employee.

b.	This Plan shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties, including without limitation each Eligible Employee, present and future, and any successor to the Employer. If a Severed Employee shall die while any amount would still be payable to such Severed Employee under this Plan if the Severed Employee had continued to live, all such amounts, shall be paid in accordance with the terms of this Plan to the executor, personal representative or administrators of the Severed Employee’s estate. If a Severed Employee is unable to care for his or her affairs while any amount is payable to such Severed Employee under this Plan, payment may be made directly to his or her legal guardian or personal representative.

c.	If an Employer is obligated by law, contract, policy or otherwise to pay severance, a termination indemnity, notice pay, or the like, or if an Employer is obligated by law to provide advance notice of separation (“Notice Period”), then any Severance Payment hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any compensation received during any Notice Period.

d.	Neither the establishment of this Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Eligible Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Eligible Employees shall remain subject to discharge to the same extent as if this Plan had never been adopted.

e.	If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

f.	The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

g.	This Plan shall not be funded. No Eligible Employee shall have any right to, or interest in, any assets of any Employer which may be applied by the Employer to the payment of benefits or other rights under this Plan.

h.	Any notice or other communication required or permitted pursuant to the terms hereof shall be in writing and shall be given when delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the intended recipient at his, her or its last known address. A written notice of an Eligible Employee’s Severance Date by the Company or the Eligible Employee, as the case may be, to the other shall (i) indicate the specific termination provision of this Plan that is being relied upon; (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Eligible Employee’s employment under the provision so indicated; and (iii) specify the termination date (which date, in the case of a termination by the Eligible Employee for Good Reason, shall be not less than thirty (30), and in all other cases shall be not less than fifteen (15) days nor more than sixty (60) days after the giving of such notice). The failure by the Company or the Eligible Employee to provide such notice or to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Company or the Eligible Employee hereunder or preclude the Company or Eligible Employee from asserting such fact or circumstance in enforcing the Company’s or the Eligible Employee’s rights hereunder.

i.	Nothing in this Plan shall require the Employer to provide any payment that duplicates any payment, benefit, or grant that an Eligible Employee is entitled to receive under any Employer compensation or benefit plan, award agreement, or other arrangement (including any offer letter or employment agreement). Any severance benefit provided under any Employer compensation or benefit plan, award agreement, or other arrangement (including any offer letter or employment agreement), including without limitation any severance plans or policies, shall offset, on a dollar for dollar basis, any benefits owed under this Plan. Except with respect to an Eligible Employee’s participation under the Change in Control Plan, this Plan shall supersede and replace any benefits, including equity acceleration and severance payments (both single trigger and double trigger) an Eligible Employee may otherwise be entitled to upon a Change in Control of the Company pursuant to any other Employer compensation or benefit plan, award agreement or other arrangement (including any offer letter or employment agreement).

j.	Except to the extent explicitly provided in this Plan, any awards made under any Employer compensation or benefit plan or program shall be governed by the terms of that plan or program and any applicable award agreement thereunder as in effect from time to time. The amounts paid or provided under this Plan shall not be treated as compensation for purposes of determining any benefits payable under any Employer retirement, life insurance, or other employee benefit plan.

k.	This Plan shall be construed and enforced according to the laws of the State of California (not including any California law that would require the substantive law of another jurisdiction to apply).

APPENDIX I

FORM OF

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (this “Agreement”) is made as of [            ], 20[    ], by and between Imperva, Inc., a Delaware corporation (which together with its subsidiaries, and any successors, will hereinafter collectively be called “Employer”), and [                    ], an individual residing (“Employee”).

A.	Employee has been employed by Employer, and Employee has entered into the Company’s Proprietary Information and Inventions Agreement (the “Proprietary Information Agreement”).

B.	The Imperva, Inc. Severance Plan (the “Plan”) sets forth certain rights, benefits and obligations of the parties arising out of Employee’s employment by Employer and the severance of such employment in connection with a Change in Control as determined in accordance with the Plan.

C.	Employee recognizes that this Agreement will automatically be revoked and Employee shall forfeit any benefit to which he or she may be entitled under the Plan unless Employee submits an executed copy of this Agreement or similar agreement to be provided to persons employed by the Company outside the United States to the Employer on or before [ ].

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee agree as follows:

1.	Termination of Employment Relationship. The relationship between Employee and Employer shall terminate as of [ ] (the “Separation Date”).

2.	Employee Severance. In consideration of Employee’s undertakings set forth in this Agreement, Employer will pay Employee $[ ] in accordance with the terms of the Plan, plus such other benefits as are provided under the terms of the Plan and this Agreement. Such payment and benefits will be less all applicable deductions (including without limitation any federal, state or local tax withholdings). Such payment and benefits are contingent upon the execution of this Agreement by Employee and Employee’s compliance with all terms and conditions of this Agreement and the Plan. Employee agrees that if this Agreement does not become effective, Employer shall not be required to make any further payments or provide any further benefits to Employee pursuant to this Agreement or the Plan and shall be entitled to recover all payments and be reimbursed for all benefits already made or provided by it (including interest thereon). Except for Employee’s final paycheck and the amounts and benefits set forth herein and in the Plan, and any benefits provided under the Change in Control Plan, if applicable, Employee acknowledges and agrees that Employer has already paid Employee any and all wages, salary, benefit payments and/or other payments owed to Employee from Employer, and that no further payments, amounts or benefits are owed or will be owed.

3.	Release of Employer. In consideration of the obligations of Employer described in Paragraph 2 above, Employee hereby completely releases and forever discharges Employer, its related corporations, divisions and entities, its predecessors, successors, and assigns, and its and each of their officers, directors, employees and agents, (collectively referred to as the “Releasees”) from all claims, rights, demands, actions, liabilities and causes of action of any kind whatsoever, known and unknown, which Employee may have or have ever had against the Releasees (“claims”) including without limitation all claims arising from or connected with Employee’s employment by the Employer, whether based in tort or contract (express or implied) or on federal, state or local law or regulation. Employee has been advised that Employee’s release does not apply to any rights or claims that may arise after the date that this Agreement is signed by the Employee (the “Effective Date”). This Agreement shall not affect Employee’s rights under the Older Workers Benefit Protection Act to have a judicial determination of the validity of the release contained herein. The release of claims set forth in this Agreement shall not include any release of any rights of indemnification that Employee may have in his capacity as an officer of the Company, which may be provided pursuant to the Company’s certificate of incorporation or its bylaws or pursuant to any indemnification agreement entered into by Employee and Employer.

4.	Acknowledgment. Employee understands and agrees that this is a final release and that Employee is waiving all rights now or in the future to pursue any remedies available under any employment related cause of action against the Releasees, including without limitation claims of wrongful discharge, emotional distress, defamation, harassment, discrimination, retaliation, breach of contract or covenant of good faith and fair dealing, claims of violation of the California Labor Code and claims under Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, the Civil Rights Act of 1866, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act (the “ADEA”), the Family and Medical Leave Act, the California Family Rights Act, the California Fair Employment and Housing Act, the Employee Retirement Income Security Act, and any other laws and regulations relating to employment. Employee further acknowledges and agrees that Employee has received all leave to which Employee is entitled under all federal, state, and local laws and regulations related to leave from employment, including, but not limited to, the Family and Medical Leave Act, the California Family Rights Act, and California worker’s compensation laws.

5.	Waiver of California Civil Code. Employee hereby expressly waives the provision of California Civil Code Section 1542 which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him/her must have materially affected his/her settlement with the debtor.

2

Employee acknowledges that the waiver of this Section of the California Civil Code set forth above is an essential and material term of this release, and that Employee has read this provision, and intends these consequences even as to unknown claims which may exist at the time of this release.

6.	Covenant Not to Sue. Employee represents that Employee has not filed or commenced any proceeding against the Releasees and agrees that at no time in the future will Employee file or maintain any charge, claim or action of any kind, nature and character whatsoever against the Releasees, or cause or knowingly permit any such charge, claim or action to be filed or maintained, in any federal, state or municipal court, administrative agency or other tribunal, arising out of any of the matters covered by Paragraph 3 above, except as provided in the following sentence. Notwithstanding Employee’s release and waiver of remedies under the ADEA, this Agreement and the above covenant not to sue do not affect enforcement of the ADEA by the Equal Employment Opportunity Commission (“EEOC”), nor preclude Employee from (a) filing an ADEA charge with the EEOC, (b) participating in an ADEA investigation or proceeding conducted by the EEOC, or (c) initiating a proceeding regarding the enforceability of this Agreement with respect to ADEA rights and remedies. If Employee initiates any lawsuit or other legal proceeding in contravention of this covenant not to sue (other than a proceeding regarding the enforceability of this Agreement with respect to ADEA rights and remedies), Employee shall be required to immediately repay to Employer the full consideration paid to Employee pursuant to Paragraph 2 above, regardless of the outcome of Employee’s legal action. Notwithstanding anything to the contrary herein, nothing in this Agreement prevents Employee from reporting any violations to the Securities and Exchange Commission or any other federal or state agency. Employee is waiving his right to any monetary recovery from Employer if any governmental agency or entity pursues any claims on Employee’s behalf; however, this Agreement does not preclude Employee from entitlement to any monetary recovery awarded by the Securities and Exchange Commission in connection with any action asserted by the Securities and Exchange Commission.

7.	Return of Property; Confidentiality; Inventions.

a.	Employee represents that Employee does not have in Employee’s possession any records, documents, specifications, or any confidential material or any equipment or other property of Employer.

b.	Employee represents that Employee has complied with and will continue to comply with the terms and conditions of the Proprietary Information Agreement.

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8.	Non-Disparagement. Without limiting the foregoing, Employee agrees that Employee will not make statements or representations to any other person, entity or firm which may cast Employer, or its directors, officers, agents or employees, in an unfavorable light, which are offensive, or which could adversely affect Employer’s name or reputation or the name or reputation of any director, officer, agent or employee of Employer. The parties agree that the provisions of this Paragraph 8 are material terms of this Agreement.

9.	Cooperation with Employer. Employee agrees that Employee will cooperate with Employer, its agents, and its attorneys with respect to any matters in which Employee was involved during Employee’s employment with Employer, will provide upon request from Employer all such information or information about any such matter, and will be available to reasonably assist with any litigation or potential litigation relating to Employee’s actions as an employee of Employer.

10.	Non-Solicitation. For a period of one (1) year after Employee’s Termination, Employee agrees that Employee will not directly or indirectly solicit away employees or consultants of the Company for Employee’s own benefit or for the benefit of any other person or entity. During and after Employee’s Termination, Employee will not directly or indirectly solicit or otherwise take away customers or suppliers of the Company if, in so doing, Employee uses or discloses any trade secrets or proprietary or confidential information of the Company. Employee agrees that the non-public names and addresses of the Company’s customers and suppliers, and all other confidential information related to them, including their buying and selling habits and special needs, created or obtained by Employee during Employee’s employment, constitute trade secrets or proprietary or confidential information of the Company.

11.	No Assignment By Employee. This Agreement, and any of the rights hereunder, may not be assigned or otherwise transferred, in whole or in part by Employee.

12.	Arbitration. Any and all controversies arising out of or relating to the validity, interpretation, enforceability, or performance of this Agreement will be solely and finally settled by means of binding arbitration. Any arbitration shall be conducted in accordance with the then-current Employment Dispute Resolution Rules of the American Arbitration Association. The arbitration will be final, conclusive and binding upon the parties. All arbitrator’s fees and related expenses shall be divided equally between the parties. Further, each party shall bear its own attorney’s fees and costs incurred in connection with the arbitration.

13.	Equitable Relief. Each party acknowledges and agrees that a breach of any term or condition of this Agreement may cause the non-breaching party irreparable harm for which its remedies at law may be inadequate. Each party hereby agrees that the non-breaching party will be entitled, in addition to any other remedies available to it at law or in equity, to seek injunctive relief to prevent the breach or threatened breach of the other party’s obligations hereunder. Notwithstanding Paragraph 12, above, the parties may seek injunctive relief through the civil court rather than through private arbitration if necessary to prevent irreparable harm.

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14.	No Admission. The execution of this Agreement and the performance of its terms shall in no way be construed as an admission of guilt or liability by either Employee or Employer. Both parties expressly disclaim any liability for claims by the other.

15.	Consultation With Counsel and Time to Consider. Employee has been advised to consult an attorney before signing this Agreement. Employee acknowledges that Employee has been given the opportunity to consult counsel of Employee’s choice before signing this Agreement, and that Employee is fully aware of the contents and legal effect of this Agreement. Employee acknowledges that Employer has provided Employee with a list, which is Attachment A to this Agreement, of the job titles and ages of all employees being terminated on the Separation Date as well as the ages of the employees with the same titles who are not being terminated (“OWBPA Information”). Employee has been given forty-five (45) days from receipt of the OWBPA Information to consider this Agreement.

16.	Right to Revoke.

a.	Employee and Employer have seven (7) days from the date Employee signs this Agreement to revoke it in a writing delivered to the other party. After that seven (7) day period has elapsed, this Agreement is final and binding on both parties.

b.	Employee acknowledges and understands that if Employee fails to provide the Employer with an executed copy of this Agreement by the date indicated in Recital C on the first page of this Agreement, Employer’s offer to enter into this Agreement and/or its execution of this Agreement is automatically revoked and Employee shall forfeit all rights under the Plan.

17.	Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, although Employer and Employee consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving Employer’s goodwill and proprietary rights, if any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

18.	Entire Agreement. This Agreement together with the Plan and the Proprietary Information Agreement represents the complete understanding of Employee and Employer with respect to the subject matter herein.

19.	Notices. Notices or other communications given pursuant to this Agreement shall be given in accordance with the Plan.

20.	Governing Law. This Agreement will be construed and enforced in accordance with the laws of California (not including any California law that would require the substantive law of another jurisdiction to apply).

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21.	Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

BY SIGNING THIS AGREEMENT, YOU STATE THAT:

(a)	YOU HAVE READ THIS AGREEMENT AND HAVE HAD SUFFICIENT TIME TO CONSIDER ITS TERMS;

(b)	YOU UNDERSTAND ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND KNOW THAT YOU ARE GIVING UP IMPORTANT RIGHTS, INCLUDING, WITHOUT LIMITATION, THOSE ARISING UNDER THE ADEA;

(c)	YOU ARE AWARE OF YOUR RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND HAVE BEEN ADVISED OF SUCH RIGHT;

(d)	YOU HAVE SIGNED THIS AGREEMENT KNOWINGLY AND VOLUNTARILY; AND

(e)	THIS AGREEMENT INCLUDES A RELEASE BY YOU OF ALL KNOWN AND UNKNOWN CLAIMS AS OF ITS EFFECTIVE DATE, AND NO CLAIMS ARISING AFTER ITS EFFECTIVE DATE ARE WAIVED OR RELEASED IN THIS AGREEMENT.

EMPLOYER	EMPLOYEE

By:	Print Name:

Its:	Signature:

Date:	Date:

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Attachment A to Severance Agreement and Release

This notice contains the information that is required to be provided to you by the Older Workers Benefit Protection Act.

The following is a listing of the job titles and ages of (a) persons who were selected for termination and offered enhanced severance benefits for signing the Severance Agreement and Release, and (b) all individuals in the same job classification or organizational unit who were not selected:

Table 1—Positions Selected or Eligible for Severance Package

Job Class or Group	Job Title	Age

Table 2—Positions Not Selected or Ineligible for Severance Package

Job Class or Group	Job Title	Age

Imperva, Inc.

Severance Plan

Notice of Participation

[date]

Re: Imperva, Inc. Severance Plan

Dear [Participant]:

Imperva, Inc. (the “Company”) has adopted the Imperva, Inc. Severance Plan (the “Plan”), attached hereto as Exhibit A. This document is intended as notice to you that you are an Eligible Employee under the Plan (“Notice of Participation”). Terms not otherwise defined in this Notice of Participation are defined in the Plan. This Notice of Participation is governed by the terms of the Plan. This Notice of Participation and the Plan constitute the entire agreement between you and the Company with respect to the subject matter hereof. By signing below, you expressly agree to be bound by the terms set forth in this Notice of Participation and the Plan. Failure by you to execute and return this Notice of Participation means that you will not be a Participant in the Plan and shall not be entitled to any of the payments or benefits provided pursuant to the Plan upon the occurrence of certain events. This Notice of Participation may be amended only in writing signed by you and the Plan Administrator.

Very truly yours,

Imperva, Inc.

I, having been designated an Eligible Employee in the Plan, have read the Plan and this Notice of Participation and agree to be bound by the terms and conditions of the Plan and this Notice of Participation.

Eligible Employee

Signature of Eligible Employee